Archer Investment Series Trust

March 10, 2010

Page # of 2.

LAW OFFICE OF C. RICHARD ROPKA, L.L.C.

C. Richard Ropka, LLM (Tax) †

215 Fries Mill Road

Turnersville, New Jersey  08012

†  Admitted to practice in US Supreme Court,

(856) 374-1744

     US District Court & US Tax Court

(1-866) 272-8505 (Fax)

December 29, 2010

Archer Investment Series Trust

Trustees of the Archer Investment Series Trust

c/o Archer Investment Corporation

9000 Keystone Crossing, Suite 630

Indianapolis, IN 46240

Re: Opinion of Counsel Relating to the Registration Statement Filed on Form N-1A under the Securities Act of 1933

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 4 to the Archer Investment Series Trust Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the “Amendment”).  We also consent to all references to us in the Amendment.

Very truly yours,

Law Office of C. Richard Ropka, LLC

By:   /s/  C. Richard Ropka, Esq.

C. Richard Ropka, Esq.